EXHIBIT 3.5

FEDERAL IDENTIFICATION

NO. 04-2537528

The Commonwealth of Massachusetts

Examiner	William Francis Galvin
Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512 ARTICLES OF AMENDMENT (General Laws, Chapter 156B, Section 72)

Name Approved	We, Ronald Feinstein , *President / ~~*Vice President,~~

and Jeffrey A. Stein , *Clerk / ~~*Assistant Clerk,~~

of Lifeline Systems, Inc. ,
(Exact name of corporation)

located at 111 Lawrence Street, Framingham, MA 01702 ,
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

Article #3
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on December 3, 2003, by vote of:

5,904,149 shares of Common Stock of 6,663,370 shares outstanding,
(type, class & series, if any)

shares of of shares outstanding, and
(type, class & series, if any)

shares of of shares outstanding,
(type, class & series, if any)
C ☐ P ☐ M ☐ R.A. ☐

[1]** being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ or 2** ~~being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:~~

P.C.

*       Delete the inapplicable words.                     **Delete the inapplicable clause.

[1]        For amendments adopted pursuant to Chapter 156B, Section 70.

[2]        For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Common:		Common:	20,000,000	$0.02

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Common:		Common:	50,000,000	$0.02

Preferred:		Preferred:

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                  .

SIGNED UNDER THE PENALTIES OF PERJURY, this 3rd. day of December, 2003,

    /s/ Ronald Feinstein                                                                                                , *President / ~~*Vice President,~~

Ronald Feinstein

    /s/ Jeffrey A. Stein                                                                                                    , *Clerk / ~~*Assistant Clerk.~~

Jeffrey A. Stein

*	Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $                      having been paid, said articles are deemed to have been filed with me this              day of                              20             .

Effective date:

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

Contact information:

Jeffrey A. Stein, Esq.

c/o Hale and Dorr LLP

60 State Street, Boston, MA 02109

Telephone: 617-526-6000

Email: jeff.stein@haledorr.com

A copy this filing will be available on-line at www.state.ma.us/sec/cor once the document is filed.